EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I.C. Isaacs & Company, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of I.C. Isaacs & Company, Inc. (the “Company”) of our report dated March 29, 2007, relating to the consolidated financial statements and financial statement schedule, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

        /s/ BDO Seidman, LLP

Bethesda, Maryland
June 21, 2007